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                                                                   EXHIBIT 23(e)

                                    CONSENT


Board of Directors
Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Gentlemen:

        We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated as of the date of the Proxy Statement/Prospectus included therein and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


/s/ Trident Financial Corporation




April 23, 1996